EXHIBIT 10.4
GLOBAL NET LEASE, INC.
2021 OMNIBUS INCENTIVE COMPENSATION PLAN
STOCK AWARD AGREEMENT
THIS AGREEMENT (the “Agreement”), is made, effective as of May 5, 2022 (hereinafter the “Grant Date”), between Global Net Lease, Inc., a Maryland corporation with its principal office at 650 Fifth Avenue, 30th Floor, New York, New York 10019 (the “Company”), and James Nelson (the “Participant”).
R E C I T A L S:
WHEREAS, the Company maintains the 2021 Omnibus Incentive Compensation Plan (as may be amended and/or restated from time to time, the “Plan”); and
WHEREAS, Section 10 of the Plan provides that the Company, through the Compensation Committee (the “Committee”) of the Board of Directors of the Company, has the ability to grant stock awards (“Stock Awards”) of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) to Eligible Persons (as defined in the Plan); and
WHEREAS, the Committee has determined that the Participant should receive a Stock Award on the terms set forth in this Agreement.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Sale of Shares. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company hereby awards to the Participant a Stock Award in respect of 35,100  shares of Common Stock of the Company; and, accordingly, the Participant shall be entitled all rights of a holder of shares of Common Stock of the Company set forth in Section 3 hereof as of the Grant Date. The Committee has determined that the services rendered by the Participant to the Company in the Participant’s capacity as an Eligible Person provided value of no less than the par value ($0.01) of the Stock Award and, therefore no cash payment to the Company is required.
2.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan and a related prospectus has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.
3.Vested Award; Effect of Termination. Subject to the terms of the Plan and this Agreement, the Stock Award shall be immediately fully vested on the Grant Date. If the Participant incurs a Termination for any reason or no reason, the Stock Award will remain outstanding and subject to its terms as in effect from time to time.
4.Rights as a Stockholder; Dividends. From and after the Grant Date, the Participant shall have, with respect to the Stock Award, all of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote the shares, to receive and retain all cash dividends and other distributions payable to holders of shares of record on and after the Grant Date (although such dividends and other distributions will be treated, to the extent required by applicable law, as additional compensation for tax purposes and under other applicable legal circumstances), and to exercise all other rights, powers and privileges of a holder of shares of common stock of the Company with respect to the Stock Award.
5.Taxes; Withholding. To the extent applicable, the Participant shall be subject to the provisions of Section 19 of the Plan with respect to any withholding or other tax obligations in connection with the issuance and delivery of the Stock Award or otherwise in connection with this Agreement. The Participant acknowledges that (i) upon the Grant Date, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local or other taxes of any kind required by law to be withheld with respect to the Stock Award; and (ii) the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local or other taxes of any kind required by law to be withheld with respect to the Stock Award, including that the Company may sell or otherwise reduce the number of shares otherwise deliverable or delivering shares already owned, in each case, having a Fair Market Value equal to the amount of such tax withholding obligations in accordance with the Plan.
6.Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the shares of Common Stock subject to the Stock Award provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.
7.Miscellaneous.
(a)This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interests or obligations hereunder.
(b)This Stock Award shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock Award, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
(c)The Participant agrees that the Stock Award hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or its Affiliates or any life insurance, disability or other benefit plan of the Company or the Affiliates.
(d)The Participant agrees that, notwithstanding anything to the contrary in this Agreement, the Stock Award will be subject to any compensation recapture policies established in order to comply with applicable law, rules or other regulatory requirements including without limitation any policy that is intended to comply with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules and regulations promulgated thereunder.

(e)No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
(f)This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
(g)The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(h)The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
(i)All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to Global Net Lease, Inc. at 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attn: Chief Financial Officer.
(j)This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.
(k)The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(l)It is intended that the Stock Award be exempt from or comply with Section 409A of the Code and this Agreement shall be interpreted consistent therewith.
(m)By executing this Agreement, the Participant hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GLOBAL NET LEASE, INC.

/s/ Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory

/s/ James Nelson
JAMES NELSON